Exhibit 99.1

The Container Store Group, Inc. Announces First Quarter Fiscal 2022 Financial Results

First quarter consolidated net sales up 7.1%

Comparable store sales^ up 5.1%, driven by Custom Closets+ up 14.7%

Earnings per diluted share of $0.21 compared to $0.35 in the first quarter of fiscal 2021;

Adjusted earnings per diluted share* of $0.21 compared to $0.36 in the first quarter of fiscal 2021

Board of Directors authorizes $30 million stock repurchase program

Updates Fiscal 2022 Earnings Outlook

Coppell, TX — August 2, 2022 — The Container Store Group, Inc. (NYSE: TCS) (the “Company”), today announced its financial results for the first quarter of fiscal year 2022 ended July 2, 2022.

●	Consolidated net sales were $262.6 million, up 7.1%. Net sales in The Container Store retail business (“TCS”) were $246.8 million, up 7.9%. Elfa International AB (“Elfa”) third-party net sales were $15.9 million, down 4.4% compared to the first quarter of fiscal 2021. Excluding the impact of foreign currency translation, Elfa third-party net sales were up 11.9%.
●	Comparable store sales^ increased 5.1%, with Custom Closets+ up 14.7%, contributing 450 basis points of the increase in comparable store sales^ and general merchandise categories up 0.8%, contributing the remaining 60 basis points.

●	Consolidated net income and net income per share (“EPS”) was $10.5 million and $0.21 compared to $17.7 million and $0.35, respectively, in the first quarter of fiscal 2021. Adjusted net income per share* (“Adjusted EPS”) was $0.21 compared to $0.36 in the first quarter of fiscal 2021.

Satish Malhotra, Chief Executive Officer and President of The Container Store, commented, “Our first quarter results reflect a solid start to fiscal 2022 as we outperformed our expectations on both the top and bottom line. In particular, we are delighted with the continued growth we saw in custom closets, which resulted in seven consecutive comparable quarters of growth in this category. I am proud of our team’s agility as they continue to successfully navigate a dynamic consumer environment while staying focused on our long-term growth objectives.”

“We continue to be pleased with the reception to key initiatives such as our recently launched Organized InsiderTM loyalty program, our mobile app, and our private-label products. We have recently announced an exciting sustainable product collaboration with YouTube influencer, Rosanna Pansino, as well as revamped our approach to back-to-college in our fiscal second quarter. Additionally, we plan to complete the rollout of our new premium custom wood-based offering, PrestonTM, to all of our stores in the fiscal second quarter. While we are cognizant of the volatile backdrop for the consumer and are taking a prudently conservative view of the rest of the year, we are operating from a position of financial strength and remain confident in our ability to achieve our long-term objectives, including our path to $2 billion in sales by the end of fiscal 2027. This confidence is reflected in the authorization of our first stock repurchase program as we look forward to delivering results and value for all of our stakeholders,” Mr. Malhotra concluded.

First Quarter Fiscal 2022 Results

For the first quarter (thirteen weeks) ended July 2, 2022:

●	Consolidated net sales were $262.6 million, up 7.1% compared to the first quarter of fiscal 2021.

o	Net sales in TCS were $246.8 million, up 7.9%

o	Comparable store sales^ increased 5.1%, with Custom Closets+ up 14.7%, contributing 450 basis points of the increase in comparable store sales^ and general merchandise categories up 0.8%, contributing the remaining 60 basis points.

o	Our online sales decreased 0.9% compared to the first quarter of fiscal 2021.

o	Elfa International AB (“Elfa”) third-party net sales were $15.9 million, down 4.4% compared to the first quarter of fiscal 2021. Excluding the impact of foreign currency translation, Elfa third-party net sales were up 11.9%.

●	Consolidated gross margin was 57.1%, a decrease of 250 basis points, compared to the first quarter of fiscal 2021. TCS gross margin decreased 140 basis points to 56.8% primarily due to increased freight costs, partially offset by favorable product and services mix. Elfa gross margin remained flat at 36.6% compared to the first quarter of fiscal 2021 primarily due to higher direct material costs, offset by favorable customer mix and price increases to third-party customers.
●	Consolidated selling, general and administrative expenses (“SG&A”) increased by 10.7% to $121.9 million in the first quarter of fiscal 2022 from $110.1 million in the first quarter of fiscal 2021. SG&A as a percentage of net sales increased 150 basis points to 46.4% primarily due to increased compensation and benefit costs and increased marketing costs, partially offset by leverage of occupancy costs on higher sales during the first quarter of fiscal 2022.
●	Interest expense remained consistent at $3.2 million as compared to the first quarter of fiscal 2021.
●	The effective tax rate was 28.8% in the first quarter of fiscal 2022, as compared to 24.3% in the first quarter of fiscal 2021. The increase in the effective tax rate was primarily related to the tax impact associated with share-based compensation on lower pre-tax income in the first quarter of fiscal 2022.
●	Net income was $10.5 million, or $0.21 per diluted share, in the first quarter of fiscal 2022 compared to $17.7 million, or $0.35 per diluted share, in the first quarter of fiscal 2021. Adjusted net income* was $10.5 million, or $0.21 per diluted share, in the first quarter of fiscal 2022 compared to adjusted net income* of $18.2 million, or $0.36 per diluted share, in the first quarter of fiscal 2021.
●	Adjusted EBITDA* was $28.2 million in the first quarter of fiscal 2022 compared to $33.5 million in the first quarter of fiscal 2021.

New and Existing Stores

During the first quarter of fiscal 2022, the Company did not open any new stores. As of July 2, 2022 and July 3, 2021, the Company store base was 94.

Balance sheet and liquidity highlights:

(In thousands)	July 2, 2022	July 3, 2021
Cash	$23,206	$10,512
Total debt, net of deferred financing costs	$187,115	$166,323
Liquidity[1]	$115,467	$119,768
Free cash flow*	$(14,448)	$(3,829)

(1)	Cash plus availability on revolving credit facilities.

Share Repurchase Authorization

On August 1, 2022, the Board of Directors authorized a share repurchase program for up to an aggregate amount of $30 million of its outstanding shares of common stock. The timing, volume and nature of repurchases are in management’s discretion and are subject to market conditions, applicable securities laws and other factors that management may deem relevant. This program does not obligate the Company to acquire any particular amount of common stock and the repurchase program may be amended, suspended or discontinued at any time. Shares may be repurchased from time to time on the open market, in privately negotiated transactions, or otherwise. Open market repurchases will be structured to occur in accordance with applicable federal securities laws, including within the pricing and volume requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The Company may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization.

Outlook

The Company today provided the following financial outlook for the fiscal year ending on April 1, 2023:

	Current Outlook	Prior Outlook
Consolidated net sales	Approximately $1.125 billion	Approximately $1.125 billion
Comparable store sales^ growth	Low-single digits	Low-single digits
Earnings per diluted share	$1.14 to $1.24	$1.20 to $1.30
Adjusted earnings per diluted share*	$1.10 to $1.20	$1.20 to $1.30
Assumed dilutive shares	51 million	51 million
Capital expenditures	$60 to $65 million	$60 to $65 million
Planned store openings[1]	2	2

The Company also provided the following financial outlook for the fiscal second quarter ending on October 1, 2022:

Consolidated net sales growth	Low-single digits
Comparable store sales^ growth	Low-single digits
Earnings per diluted share	$0.24 to $0.29
Adjusted earnings per diluted share*	$0.20 to $0.25
Assumed dilutive shares	51 million
Planned store openings[1]	1

(1)	Planned smaller footprint store openings in fiscal 2022 are as follows:
●	Colorado Springs, CO in the second quarter of fiscal 2022
●	Salem, NH in the winter of calendar 2022

References

* See Reconciliation of GAAP to Non-GAAP Financial Measures table.

+ Custom Closets includes metal-based and wood-based custom space products and in-home installation services. Starting in Q122, the closet lifestyle department products sold by the TCS segment are now included in General Merchandise versus prior inclusion in Custom Closets.

^ Comparable store sales includes all net sales from our TCS segment, except for sales from stores open less than sixteen months, stores that have been closed permanently, stores that have been closed temporarily for more than seven days and Closet Works sales to third parties.

Conference Call Information

A conference call to discuss first quarter fiscal 2022 financial results is scheduled for today, August 2, 2022, at 4:30 PM Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 407-3982 (international callers please dial (201) 493-6780) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at investor.containerstore.com.

A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing (844) 512-2921 (international callers please dial (412) 317-6671). The pin number to access the telephone replay is 13730607. The replay will be available until September 2, 2022.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our future opportunities; our goals, strategies, priorities and initiatives including future store openings and product rollouts; sales trends, momentum and targets;our share repurchase program; and our anticipated financial performance and long term targets.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: a decline in the health of the economy and the purchase of discretionary items; the COVID-19 pandemic and the associated impact on our business, results of operations and financial condition; our ability to continue to lease space on favorable terms; costs and risks relating to new store openings; quarterly and seasonal fluctuations in our operating results; cost increases that are beyond our control; our inability to protect our brand; our failure or inability to protect our intellectual property rights; overall decline in the health of the economy, consumer spending, and the housing market; our inability to source and market new products to meet consumer preferences; failure to successfully anticipate consumer preferences and demand; competition from other stores and internet-based competition; vendors may sell similar or identical products to our competitors; our and our vendors’ vulnerability to natural disasters and other unexpected events; disruptions at our Elfa manufacturing facilities; product recalls and/or product liability, as well as changes in product safety and other consumer protection laws; risks relating to operating multiple distribution centers; our dependence on foreign imports for our merchandise; our reliance upon independent third party transportation providers; our inability to effectively manage our online sales; effects of a security breach or cyber-attack of our website or information technology systems, including relating to our use of third-party web service providers; damage to, or interruptions in, our information systems as a result of external factors, working from home arrangements, staffing shortages and difficulties in updating our existing software or developing or implementing new software; failure to comply with laws and regulations relating to privacy, data protection, and consumer protection; our indebtedness may restrict our current and future operations, and we may not be able to refinance our debt on favorable terms, or at all; fluctuations in currency exchange rates; our inability to maintain sufficient levels of cash flow to meet growth expectations; our fixed lease obligations; disruptions in the global financial markets leading to difficulty in borrowing sufficient amounts of capital to finance the carrying costs of inventory to pay for capital expenditures and operating costs; changes to global markets and inability to predict future interest expenses; our reliance on key executive management; our inability to find, train and retain key personnel; labor relations difficulties; increases in health care costs and labor costs; violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery and anti-kickback laws; impairment charges and effects of changes in estimates or projections used to assess the fair value of our assets; effects of tax reform and other tax fluctuations; significant fluctuations in the price of our common stock; substantial future sales of our common stock, or the perception that such sales may occur, which could depress the price of our common stock; risks related to being a public company; our performance meeting guidance provided to the public; anti-takeover provisions in our governing documents, which could delay or prevent a change in control; acquisition-related risks and our failure to establish and maintain effective internal controls.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, (the “SEC”) on June 2, 2022 and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About The Container Store

The Container Store Group, Inc. (NYSE: TCS) is the nation’s leading specialty retailer of storage and organization products and solutions and custom closets – a concept they originated in 1978. Today, with locations nationwide, the retailer offers more than 11,000 products designed to transform lives through the power of organization.

Visit www.containerstore.com for more information about products, store locations, services offered and real-life inspiration.

Follow The Container Store on Facebook, Twitter, Instagram, TikTok, YouTube, Pinterest and LinkedIn.

The Container Store Group, Inc.

Consolidated statements of operations

	Fiscal Quarter Ended
	July 2,	July 3,
(In thousands, except share and per share amounts) (unaudited)	2022	2021

Net sales	$262,634	$245,315
Cost of sales (excluding depreciation and amortization)	112,546	98,991
Gross profit	150,088	146,324
Selling, general, and administrative expenses (excluding depreciation and amortization)	121,909	110,148
Stock-based compensation	1,201	869
Pre-opening costs	36	594
Depreciation and amortization	9,006	8,201
Loss (gain) on disposal of assets	1	(5)
Income from operations	17,935	26,517
Interest expense, net	3,223	3,185
Income before taxes	14,712	23,332
Provision for income taxes	4,233	5,660
Net income	$10,479	$17,672

Net income per common share — basic	$0.21	$0.36
Net income per common share — diluted	$0.21	$0.35

Weighted-average common shares — basic	49,719,559	49,080,897
Weighted-average common shares — diluted	50,312,855	50,448,216

The Container Store Group, Inc.

Consolidated balance sheets

	July 2,	April 2,	July 3,
(In thousands)	2022	2022	2021
Assets	(unaudited)		(unaudited)
Current assets:
Cash	$23,206	$14,252	$10,512
Accounts receivable, net	30,466	30,225	29,292
Inventory	190,752	192,783	145,041
Prepaid expenses	14,612	11,628	12,767
Income taxes receivable	808	1,687	93
Other current assets	9,826	9,836	17,538
Total current assets	269,670	260,411	215,243
Noncurrent assets:
Property and equipment, net	144,175	140,198	130,600
Noncurrent operating lease right-of-use assets	365,053	347,519	303,232
Goodwill	221,159	221,159	202,815
Trade names	221,633	224,938	228,416
Deferred financing costs, net	190	203	243
Noncurrent deferred tax assets, net	636	865	1,026
Other assets	1,923	2,284	2,951
Total noncurrent assets	954,769	937,166	869,283
Total assets	$1,224,439	$1,197,577	$1,084,526

The Container Store Group, Inc.

Consolidated balance sheets (continued)

	July 2,	April 2,	July 3,
(In thousands, except share and per share amounts)	2022	2022	2021
Liabilities and shareholders’ equity	(unaudited)		(unaudited)
Current liabilities:
Accounts payable	$68,920	$84,059	$68,209
Accrued liabilities	81,743	89,004	80,205
Current borrowings on revolving lines of credit	11,541	1,790	423
Current portion of long-term debt	2,072	2,096	2,155
Current operating lease liabilities	54,605	52,540	48,976
Income taxes payable	10,464	6,026	9,938
Total current liabilities	229,345	235,515	209,906
Noncurrent liabilities:
Long-term debt	173,502	158,564	163,745
Noncurrent operating lease liabilities	332,800	317,345	280,053
Noncurrent deferred tax liabilities, net	48,309	50,493	48,972
Other long-term liabilities	6,876	7,564	12,302
Total noncurrent liabilities	561,487	533,966	505,072
Total liabilities	790,832	769,481	714,978
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.01 par value, 250,000,000 shares authorized; 49,941,336 shares issued at July 2, 2022; 49,635,447 shares issued at April 2, 2022; 49,417,215 shares issued at July 3, 2021	499	496	494
Additional paid-in capital	875,016	874,190	870,460
Accumulated other comprehensive loss	(33,241)	(27,444)	(18,214)
Retained deficit	(408,667)	(419,146)	(483,192)
Total shareholders’ equity	433,607	428,096	369,548
Total liabilities and shareholders’ equity	$1,224,439	$1,197,577	$1,084,526

The Container Store Group, Inc.

Consolidated statements of cash flows

	Fiscal Quarter Ended
	July 2,	July 3,
(In thousands) (unaudited)	2022	2021

Operating activities
Net income	$10,479	$17,672
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,006	8,201
Stock-based compensation	1,201	869
Loss (gain) on disposal of assets	1	(5)
Deferred tax (benefit) expense	(1,325)	5,097
Non-cash interest	471	470
Other	81	(109)
Changes in operating assets and liabilities:
Accounts receivable	(2,101)	110
Inventory	(59)	(14,494)
Prepaid expenses and other assets	(2,415)	(4,183)
Accounts payable and accrued liabilities	(17,280)	(5,738)
Net change in lease assets and liabilities	7	(2,926)
Income taxes	5,271	(1,265)
Other noncurrent liabilities	(165)	38
Net cash provided by operating activities	3,172	3,737

Investing activities
Additions to property and equipment	(17,620)	(7,566)
Investment in non-qualified plan trust	(767)	(39)
Proceeds from non-qualified plan trust redemptions	60	39
Proceeds from sale of property and equipment	—	5
Net cash used in investing activities	(18,327)	(7,561)

Financing activities
Borrowings on revolving lines of credit	23,834	430
Payments on revolving lines of credit	(13,528)	—
Borrowings on long-term debt	15,000	5,000
Payments on long-term debt	(530)	(5,550)
Payment of taxes with shares withheld upon restricted stock vesting	(712)	(3,677)
Proceeds from the exercise of stock options	340	226
Net cash provided by (used in) financing activities	24,404	(3,571)

Effect of exchange rate changes on cash	(295)	220

Net increase (decrease) in cash	8,954	(7,175)
Cash at beginning of fiscal period	14,252	17,687
Cash at end of fiscal period	$23,206	$10,512

Note Regarding Non-GAAP Information

This press release includes financial measures that are not calculated in accordance with GAAP, including adjusted net income, adjusted net income per common share - diluted, Adjusted EBITDA, and free cash flow. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in a table accompanying this release. These non-GAAP measures should not be considered as alternatives to net income as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP and they should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. These non-GAAP measures are key metrics used by management, the Company’s board of directors, and Leonard Green and Partners, L.P., to assess its financial performance.

The Company presents adjusted net income, adjusted net income per common share - diluted, and Adjusted EBITDA because it believes they assist investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance and because the Company believes it is useful for investors to see the measures that management uses to evaluate the Company. These non-GAAP measures are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. In evaluating these non-GAAP measures, you should be aware that in the future the Company will incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of these non-GAAP measures should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by relying on our GAAP results in addition to using non-GAAP measures supplementally. These non-GAAP measures are not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation.

The Company defines adjusted net income as net income before restructuring charges, charges related to the impact of COVID-19 on business operations, credits pursuant to the Coronavirus Aid, Relief and Economic Security (“CARES”) Act, severance charges associated with COVID-19, acquisition-related costs, loss on extinguishment of debt, certain losses (gains) on disposal of assets, certain management transition costs incurred, legal settlements and the tax impact of these adjustments and other unusual or infrequent tax items. We define adjusted net income per common share - diluted as adjusted net income divided by the diluted weighted average common shares outstanding. We use adjusted net income and adjusted net income per common share - diluted to supplement GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions and to compare our performance against that of other peer companies using similar measures. We present adjusted net income and adjusted net income per common share - diluted because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance and because we believe it is useful for investors to see the measures that management uses to evaluate the Company.

The Company defines EBITDA as net income before interest, taxes, depreciation, and amortization. Adjusted EBITDA is calculated in accordance with its credit facilities and is one of the components for performance evaluation under its executive compensation programs. Adjusted EBITDA reflects further adjustments to EBITDA to eliminate the impact of certain items, including certain non-cash and other items that the Company does not consider in its evaluation of ongoing operating performance from period to period as discussed further below. The Company uses Adjusted EBITDA in connection with covenant compliance and executive performance evaluations, and to supplement GAAP measures of performance to evaluate the effectiveness of its business strategies, to make budgeting decisions and to compare its performance against that of other peer companies using similar measures. The Company believes it is useful for investors to see the measures that management uses to evaluate the Company, its executives and its covenant compliance. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry.

The Company presents free cash flow, which the Company defines as net cash provided by operating activities in a period minus payments for property and equipment made in that period, because it believes it is a useful indicator of the Company’s overall liquidity, as the amount of free cash flow generated in any period is representative of cash that is available for debt repayment, investment, and other discretionary and non-discretionary cash uses. Accordingly, we believe that free cash flow provides useful information to investors in understanding and evaluating our liquidity in the same manner as management. Our definition of free cash flow is limited in that it does not solely represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our Consolidated Statements of Cash Flows. Although other companies report their free cash flow, numerous methods may exist for calculating a company’s free cash flow. As a result, the method used by our management to calculate our free cash flow may differ from the methods used by other companies to calculate their free cash flow.

Additionally, this press release refers to the change in Elfa third-party net sales after the conversion of Elfa’s net sales from Swedish krona to U.S. dollars using the prior year’s conversion rate, which is a financial measure not calculated in accordance with GAAP. The Company believes the disclosure of the change in Elfa third-party net sales without the effects of currency exchange rate fluctuations helps investors understand the Company’s underlying performance.

The Container Store Group, Inc. Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(unaudited)

The table below reconciles the non-GAAP financial measures of adjusted net income and adjusted net income per common share - diluted with the most directly comparable GAAP financial measures of GAAP net income and GAAP net income per common share - diluted.

	Fiscal Quarter Ended		Current FY 2022 Outlook		Prior FY 2022 Outlook
	July 2, 2022	July 3, 2021	Low	High	Low	High
Numerator:
Net income	$10,479	$17,672	$58,100	$63,200	$61,200	$66,300
Management transition costs (a)	—	473	—	—	—	—
COVID-19 costs (b)	—	192	—	—	—	—
Legal settlement (c)	—	—	(2,600)	(2,600)	—	—
Taxes (d)	—	(186)	780	780	—	—
Adjusted net income	$10,479	$18,151	$56,280	$61,380	$61,200	$66,300

Denominator:
Weighted-average common shares outstanding — diluted	50,312,855	50,448,216	51,000,000	51,000,000	51,000,000	51,000,000

Net income per common share — diluted	$0.21	$0.35	$1.14	$1.24	$1.20	$1.30
Adjusted net income per common share — diluted	$0.21	$0.36	$1.10	$1.20	$1.20	$1.30

(a)	Costs related to the transition of key executives including severance and signing bonus recorded as selling, general and administrative expenses, which we do not consider in our evaluation of ongoing performance.

(b)	Includes incremental costs attributable to the COVID-19 pandemic, which primarily consist of sanitization costs in the first quarter of fiscal 2021, all of which were recorded as selling, general and administrative expenses, which we do not consider in our evaluation of ongoing performance.

(c)	The Company expects to receive a $2.6 million legal settlement, net of legal fees, in the second quarter of fiscal 2022. The amount is expected to be recorded in selling, general and administrative expenses, which we do not consider in our evaluation of ongoing performance.

(d)	Tax impact of adjustments to net income that are considered to be unusual or infrequent tax items, all of which we do not consider in our evaluation of ongoing performance.

The table below reconciles the non-GAAP financial measure Adjusted EBITDA with the most directly comparable GAAP financial measure of GAAP net income.

	Fiscal Quarter Ended
	July 2,	July 3,
	2022	2021
Net income	$10,479	$17,672
Depreciation and amortization	9,006	8,201
Interest expense, net	3,223	3,185
Income tax provision	4,233	5,660
EBITDA	$26,941	$34,718
Pre-opening costs (a)	36	594
Non-cash lease expense (b)	34	(3,355)
Stock-based compensation (c)	1,201	869
Management transition costs (d)	—	473
Foreign exchange (gains) losses (e)	(24)	11
COVID-19 costs (f)	—	192
Adjusted EBITDA	$28,188	$33,502

(a)	Non-capital expenditures associated with opening new stores and relocating stores, including marketing expenses, travel and relocation costs, and training costs. We adjust for these costs to facilitate comparisons of our performance from period to period.
(b)	Reflects the extent to which our annual GAAP operating lease expense has been above or below our cash operating lease payments. The amount varies depending on the average age of our lease portfolio (weighted for size), as our GAAP operating lease expense on younger leases typically exceeds our cash operating lease payments, while our GAAP operating lease expense on older leases is typically less than our cash operating lease payments.
(c)	Non-cash charges related to stock-based compensation programs, which vary from period to period depending on volume and vesting timing of awards. We adjust for these charges to facilitate comparisons from period to period.
(d)	Costs related to the transition of key executives including severance and signing bonus recorded as selling, general and administrative expenses, which we do not consider in our evaluation of ongoing performance.
(e)	Realized foreign exchange transactional gains/losses our management does not consider in our evaluation of our ongoing operations.
(f)	Includes incremental costs attributable to the COVID-19 pandemic, which primarily consist of sanitization costs in the first quarter of fiscal 2021, all of which were recorded as selling, general and administrative expenses, which we do not consider in our evaluation of ongoing performance.

The table below reconciles the non-GAAP financial measure of free cash flow with the most directly comparable GAAP financial measure of net cash provided by operating activities.

	Thirteen Weeks Ended
	July 2,	July 3,
	2022	2021
Net cash provided by operating activities	$3,172	$3,737
Less: Additions to property and equipment	(17,620)	(7,566)
Free cash flow	$(14,448)	$(3,829)